Exhibit 10.1

WJ COMMUNICATIONS, INC.

AMENDED AND RESTATED

2000 STOCK INCENTIVE PLAN

This Amended and Restated 2000 Stock Incentive Plan (the “Amended and Restated 2000 Stock Incentive Plan”) is made pursuant to section 13 of the 2000 Stock Incentive Plan.

Recitals:

WHEREAS, the 2000 Stock Incentive Plan was first adopted by WJ Communications, Inc. (the “Company”) and approved by the stockholders in August 2000;

WHEREAS, the 2000 Stock Incentive Plan was First Amended by the Company in 2002 to increase the number of shares available from 16,500,000 to 19,000,000;

WHEREAS, the First Amendment to the 2000 Stock Incentive Plan was submitted to and approved by the stockholders on May 22, 2002 in connection with the Company’s annual meeting;

WHEREAS, the 2000 Stock Incentive Plan was Second Amended by the Company in 2003 to add language regarding the limitations imposed by Section 162(m) of the Internal Revenue Code;

WHEREAS, the Second Amendment to the 2000 Stock Incentive Plan was submitted to and approved by the stockholders on July 15, 2003;

WHEREAS, the 2000 Stock Incentive Plan was again modified by the board of directors on April 21, 2005 to add clarifying provisions regarding the manner in which restricted stock units may be used as forms of awards under the plan and to add provisions to minimize the impact of Section 409A of the Internal Revenue Code, which modifications were not considered necessary to submit to stockholders for approval; and

WHEREAS, on July 20, 2005 the board of directors determined to amend and restate the 2000 Stock Incentive Plan to encompass all previous amendments into one amended and restated plan.

NOW THEREFORE:

SECTION 1. Purpose; Definitions

WJ Communications, Inc., a Delaware corporation (the “Company”) hereby amends and restates its 2000 Stock Incentive Plan in the manner set forth below, effective as of the date of the 2005 Annual Meeting of Stockholders.

The purpose of the Plan is to give WJ Communications, Inc. and its Affiliates (as defined below) a competitive advantage in attracting, retaining and motivating officers, employees,

non-employee directors and consultants, and to provide the Company and its subsidiaries or Affiliates with a stock plan providing incentives linked to the financial results of the Company’s businesses and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

“Affiliate” of a Person means a Person directly or indirectly controlled by, controlling or under common control with such Person.

“Award” means a Stock Option, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units or Performance Shares granted under this Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing the terms of any Stock Option, Stock Appreciation Rights, shares of Restricted Stock, Performance Shares, Restricted Stock Units, or any other right, interest or option relating to Common Stock granted under the terms of this Plan. An Award Agreement may consist of provisions of an employment agreement.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning given in any written employment or services agreement between the Company and the Participant, if any, or, in the absence of such an agreement, shall mean any of the following acts or circumstances: (i) willful destruction by the Participant of Company property having a material value to the Company; (ii) fraud, embezzlement, theft, or comparable dishonest activity committed by the Participant against the Company; (iii) the Participant’s conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony or any misdemeanor involving fraud, dishonesty or moral turpitude; (iv) the Participant’s breach, neglect, refusal or failure to discharge, in each case in any material respect, his or her duties (other than due to Disability) commensurate with his or her title and function or failure to comply with the lawful directions of the Board; or (v) a willful and knowing material misrepresentation by the Participant to the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means (a) before an IPO, the Executive Committee of the Board, or such other committee of the Board as the Board may designate for such purpose under the Plan, and (b) after an IPO, such committee of the Board as the Board may designate, which shall be composed of not less than two Non-Employee Directors, each of whom shall be appointed by and serve at the pleasure of the Board, and each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (iii) an “independent director” for purposes of the rules and regulations of NASDAQ.

“Common Stock” means the Common Stock, without par value, of the Company.

“Company” means WJ Communications, Inc., a Delaware corporation.

“Covered Employee” shall mean a “covered employee” of the Company within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

“Date Of Grant” shall mean the date specified by the Committee on which a grant of Stock Options, Stock Appreciation Rights, Performance Shares or Restricted Stock Units or a grant or sale of shares of Restricted Stock shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Effective Date” shall mean the date on which this Plan was originally approved by the Company’s shareholders at the 2000 Annual Meeting of Stockholders.

“Employment” means, unless otherwise defined in an applicable Award Agreement or employment agreement, employment with, or service as a director of, or as a consultant to, the Company or any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” of the Common Stock means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the Nasdaq National Market or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If such sales prices are not so available, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith in its discretion, in light of all circumstances (including, without limitation, historical and projected earnings and revenues of the Company and the Company’s future prospects).

“IPO” means the consummation of a registered underwritten public offering or offerings of Common Stock with gross proceeds to the Company in the aggregate of at least $50 million.

“Incentive Stock Option” or “ISO” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Management Objectives” shall mean the achievement of performance objectives established by the Committee pursuant to this Plan for Participants who have received awards where such performance objectives are utilized in order to satisfy the requirements of Section 162(m) of the Code.

“NASDAQ” means the Nasdaq Stock Market, Inc.

“Non-Employee Director” means a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3(b)(3), as promulgated by the SEC under the Exchange Act, or any successor definition adopted by the SEC.

“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option Agreement” means an agreement setting forth the terms and conditions of an Award of Stock Options and, if applicable, Stock Appreciation Rights.

“Parent” means a “parent corporation” with respect to the Company, whether now or later existing, as defined in Section 424 of the Code.

“Participant” has the meaning set forth in Section 4.

“Performance Period” means, with respect to an award of Performance Shares, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating thereto are to be achieved.

“Performance Share” means a contingent obligation of the Company to deliver to a Participant at a future date compensation valued by reference to a designated number of shares of Common Stock, which compensation may be paid to the Participant only upon achievement of such Management Objectives during the Performance Period as the Committee shall establish at the time of grant, as granted pursuant to Section 8 of this Plan.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

“Plan” means the WJ Communications 2000 Stock Incentive Plan, as amended and restated herein and as hereinafter amended from time to time.

“Plan Shares” has the meaning set forth in Section 13(b).

“Restricted Stock” means an Award of shares of Common Stock granted under Section 7.

“Restricted Stock Agreement” means an agreement setting forth the terms and conditions of an Award of Restricted Stock.

“Restricted Stock Unit or Units” means a contingent obligation of the Company to deliver to a Participant at a future date shares of the Common Stock, but only upon satisfaction of such vesting conditions as the Committee shall establish at the time of grant, pursuant  to  Section 8 of  the Plan.

“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a Participant setting forth the terms and conditions of an Award of Restricted Stock Units, in such form as the Committee shall approve.

“Rule 13d-3” means Rule 13d-3, as promulgated by the SEC under the Exchange Act, as amended from time to time.

“Rule 16b-3” shall mean Rule 16b-3, as promulgated by the SEC under Section 16 of the Exchange Act.

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor thereto.

“Shareholders Agreement” has the meaning as set forth in Section 13(a).

“Stock Appreciation Right” or “SAR” means a right granted under Section 6.

“Stock Option” means an option to purchase shares of Common Stock granted under Section 5.

“Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or later existing, as defined in Section 424(f) of the Code.

In addition, certain other terms used herein have definitions otherwise ascribed to them herein.

SECTION 2. Administration

The Plan shall be administered by the Committee, or, if no Committee has been designated or appointed, by the Board (in which case all references herein to the Committee shall include the Board).

Among other things, the Committee shall have the authority, subject to the terms of the Plan, to:

(a)                                  select the Participants to whom Awards may from time to time be granted;

(b)                                 determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Performance Shares and Restricted Stock or any combination thereof are to be granted hereunder;

(c)                                  determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)                                 determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price, any vesting conditions, restrictions or limitations (which may be related to the performance of the Participant, the Company or any of its Affiliates)) and any acceleration of vesting or waiver or forfeiture regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e)                                  modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(f)                                    determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

(g)                                 determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(g) and 6(b)(ii), subject to Section 6(c) below;

(h)                                 adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(i)                                     interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); and

(j)                                     otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of the Plan or an Award (or related Award Agreement) granted hereunder shall be determined by the Committee. Any determination made by the Committee pursuant to the provisions of the Plan with respect to the Plan, any Award or Award Agreement shall be made in the sole discretion of the Committee and, with respect to an Award, at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee shall be final and binding on all persons, including the Company and the Participants.

If the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code (“162(m)”), the Board may establish a committee of “outside directors” within the meaning of 162(m) to approve the grant of any option which might reasonably be anticipated to result in the payment of employee remuneration deductible for income tax purposes pursuant to 162(m). Such committee shall ensure that at any such time the Company meets the definition of a “publicly held corporation” under Section 162(m), no employee or prospective employee shall be granted one or more options within any fiscal year of the Company which in the aggregate are for the purpose of more than 3,000,000 shares (the “162(m) Grant Limit”), subject to the adjustment provisions set forth in Section 3 below. An option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the 162(m) Grant Limit for such period.

Effective on and after January 1, 2005, the Committee shall, where possible, administer this Plan and determine the terms of Stock Options, Stock Appreciation Rights, Shares of Restricted Stock, Restricted Stock Units and Performance Shares granted under this Plan in such a manner as to preclude the treatment of such Awards of Stock Options, SARs, Restricted Stock, Restricted Stock Units or Performance Shares under this Plan as “deferred  compensation,” subject to Section 409A of the Code.

SECTION 3. Common Stock Subject to Plan

The total number of shares of Common Stock reserved and available for grant under the Plan shall be 19,000,000; provided, however, that at no time prior to an IPO will the total number of shares of Common Stock issuable upon the exercise of all outstanding Awards and the total number of shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage permitted pursuant to Rule 260.140.45 promulgated under the California Corporations Code. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. In the event of any significant acquisition of another business or line of business by the Company, whether by merger, asset purchase or otherwise, financed (in whole or in part) with shares of Common Stock, or in the event of any other significant issuance of Common Stock in a capital-raising transaction (other than in connection with any investment opportunity made available to any employee or employees of the Company), the Company acknowledges that its intention will be to increase the aggregate number of shares reserved for issuance under the Plan to the extent necessary to enable the Company to issue additional time and performance vesting Stock Options, Performance Shares and Restricted Stock Units in order to maintain the ratio of the number of such issued and outstanding Stock Options, Performance Shares and Restricted Stock Units to the (on a fully-diluted basis) issued and outstanding shares of Common Stock as the same exists prior to such transaction. The preceding sentence is not intended, however, to evidence an intention to grant to any Participant any additional Stock Options.

If any shares of Restricted Stock, Performance Shares or Restricted Stock Units are forfeited or if any Stock Option (and related Stock Appreciation Rights, if any) terminates without being exercised, or if any Stock Appreciation Rights are exercised or settled for cash, the shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

In the event that (i) any Stock Option or other award granted hereunder is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, or (ii) withholding tax liabilities arising from such Stock Option or other Award are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, then only the number of shares issued net of the shares tendered or withheld shall be counted for purposes of determining the maximum number of shares of Common Stock available for grant under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, spinoff, stock dividend, stock split, reverse stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, the Committee or the Board may make such substitution or adjustment in the aggregate number and kind of shares or other property subject to the 162(m) Grant Limit, in the aggregate number and kind of shares or other property reserved for issuance under the Plan, in the number, kind and exercise price of shares or other property subject to outstanding Stock Options, Stock Appreciation Rights, Restricted Stock Units and Performance Shares, in the number and kind of shares or other property subject to Restricted Stock Awards, and/or such other equitable substitution or adjustments as it may determine to be fair and appropriate in its sole discretion; provided, however, that the number of shares of common stock subject to an Award shall always be a whole number. Any such adjusted exercise price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4. Participants

Officers, employees, consultants and non-employee directors of the Company and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates shall be “Participants” eligible to be granted Awards under the Plan.

SECTION 5. Stock Options

The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights) to any Participant. Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

Stock Options shall be evidenced by Option Agreements, which shall include such terms and provisions as the Committee may determine from time to time. An Option Agreement shall expressly indicate whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a Participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or on such other date as the Committee may determine. The Company shall notify a Participant of any grant of a Stock Option, and a written Option Agreement shall be duly executed and delivered by the Company to the Participant. Subject to Section 14(a), such agreement shall become effective upon execution by the Company and the Participant.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such Section 422.

Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)                                  Exercise Price for Incentive Stock Options. The exercise price for shares of Common Stock to be issued pursuant to the exercise of an Incentive Stock Option will be determined by the Committee provided that the per share exercise price will be no less than 100% of the Fair Market Value per share on the Date of Grant; provided, further, that in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of capital stock of the Company or any Subsidiary, the per share exercise price will be no less than 110% of the Fair Market Value per share on the date of grant.

(b)                                 Exercise Price for Nonqualified Stock Options. In the case of a Nonqualified Stock Option granted prior to an IPO, the exercise price will be determined by the Committee provided that the per Share exercise price will be no less than 85% of the Fair Market Value per Share on the date of grant; provided, further, that in the case of a Stock Option granted to a Participant who, at the time the Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

In the case of any Stock Option granted on or after January 1, 2005, the exercise price required to purchase the shares of Common Stock under the Option may never be less than the Fair Market Value of the Common Stock on the Date of Grant for the Option.

(c)                                  Option Term. The term of each Stock Option shall be fixed by the Committee and stated in the Option Agreement; provided, however, that in no event may the term be more than ten (10) years from the date of grant. In addition, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or any shorter term specified in the Option Agreement.

(d)                                 Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(e)                                  Method of Exercise. Subject to the provisions of this Section 5, vested Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the Participant (for at least six (6) months) of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

In the discretion of the Committee, after an IPO, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested by the Company, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option, or in accordance with such other payment methods as may be permitted by the Committee in its sole discretion.

No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in the Shareholders Agreement or the applicable Option Agreement, subject to a Participant’s compliance with Section 14(a) hereof, a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends and distributions), when the Participant has given written notice of exercise, has paid in full for such shares and, if requested, has given the representations referred to in Section 14(c).

(f)                                    Nontransferability of Stock Options. A Stock Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, subject to the terms of this Plan, during the lifetime of the Participant, only by the Participant or any Person to whom such Stock Option is transferred pursuant to this Section 5(e), including such Participant’s guardian, lead representative or other transferee.

A Participant may file a written designation of a beneficiary who is to receive any Stock Options that remain unexercised in the event of the Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Participant may change such designation of beneficiary at any time by written notice to the Committee, subject to the above spousal consent requirement. If a Participant dies and there is no beneficiary, validly designated and living at the time of the Participant’s death, the Company will deliver such Participant’s Stock Options to the executor or committee of his or her estate, or if no such executor or committee has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock Options to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

If a Participant designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Participant’s marriage is later dissolved. Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Participant. Without limiting the generality of the preceding sentence, the interest in Stock Options of a spouse of a Participant who has predeceased the Participant or whose marriage has been dissolved will automatically pass to the Participant, and will not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor will any such interest pass under the laws of intestate succession.

The term “Participant” includes the estate of the Participant or the legal representative of the Participant named in the Option Agreement and any person to whom an Option is otherwise transferred in accordance with this Section 5(e), by will or the laws of descent and distribution; provided, however, that references herein to Employment of a Participant or termination of Employment of a Participant shall continue to refer to the Employment or termination of Employment of the applicable grantee of an Award hereunder.

(g)                                 Termination of Employment. If a Participant’s Employment is terminated for Cause, then all Stock Options held by such Participant shall immediately be terminated and cancelled. Except as otherwise provided by the Committee or in the applicable Option Agreement, upon the Participant’s death or when the Participant’s Employment is terminated for any reason other than for Cause, the Participant:

a.                                       shall forfeit all Stock Options that have not previously vested;

b.                                      shall have ninety (90) days to exercise the Participant’s vested Stock Options that are vested on the date of the Participant’s termination of Employment if such termination is for any reason other than the Participant’s Disability or death; and

c.                                       shall have one (1) year to exercise the Participant’s vested Stock Options that are vested on the date of Disability or death if the Participant’s termination of Employment is due to the Participant’s Disability or death.

Any vested Stock Options not exercised within the permissible period of time shall be forfeited by the Participant. Notwithstanding any of the foregoing, the Participant shall not be permitted to exercise any Stock Option at a time beyond the initial option term.

(h)                                 Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or any portion of the shares of Common Stock for which a Stock Option is being exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of one share of Common Stock over the Exercise Price per share times the number of shares of Common Stock having such Exercise Price for which the Option is being exercised on the effective date of such cash-out.

SECTION 6. Stock Appreciation Rights

(a)                                  Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. In either case, the terms and conditions of a Stock Appreciation Right shall be set forth in the Option Agreement for the related Stock Option or an amendment thereto.

A Stock Appreciation Right may be exercised by a Participant in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b)                                 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i)                                     Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6;

(ii)                                  upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount equal to the product of (a) the excess of the Fair Market Value of one share of Common Stock over the Exercise Price per share specified in the related Stock Option times (b) the number of shares in respect of which the Stock Appreciation Right shall have been exercised, in cash, shares of Common Stock or both, with the Committee having the right to determine the form of payment, subject to Subsection 6(c) below. Effective on and after January 1, 2005, the value of the Stock, the excess over which the Stock Appreciation Right provides for payment, may never be less than the Fair Market Value of the Common Stock on the Date of Grant

(iii)                               Stock Appreciation Rights shall be transferable only with the related Stock Option in accordance with Section 5(e); and

(iv)                              upon the exercise of a Stock Appreciation Right (other than an exercise for cash), the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise.

(c)                                  Settlement in Stock. In the case of any Stock Appreciation Right granted on or after January 1, 2005, the amounts payable to a Participant upon the exercise of a Stock Appreciation Right shall be paid or settle only by delivery of shares of Common Stock, and no other form of settlement shall be permitted (unless the Committee determines that such other form of settlement would not cause the Stock Appreciation Right to be treated as deferred compensation subject to Section 409A of the Code).

SECTION 7. Restricted Stock

The Committee shall determine the Participants to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and restrictions on transfer and any other terms and conditions of the Awards (including provisions (i) relating to placing legends on certificates representing shares of Restricted Stock, (ii) permitting the Company to require that shares of Restricted Stock be held in custody by the Company with a stock power from the owner thereof until restrictions lapse and (iii) relating to any rights to purchase the Restricted Stock on the part of the Company and its Affiliates), in addition to those contained in the Shareholders Agreement. The terms and conditions of Restricted Stock Awards shall be set forth in a Restricted Stock Agreement, which shall include such terms and provisions as the Committee may determine from time to time. Except as provided in this Section 7, the Restricted Stock Agreement, the Shareholders Agreement and any other relevant agreements, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock Award, including, if applicable, the right to vote the shares and, subject to the following sentence, the right to receive any cash dividends or distributions (but, subject to the third paragraph of Section 3, not the right to receive non-cash dividends or distributions). If so determined by the Committee in the applicable Restricted Stock Agreement, cash dividends and distributions on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting conditions applicable only to dividends and distributions.

SECTION 8. Performance Shares and Restricted Stock Units

(a)                                  Grant. Restricted Stock Units and/or Performance Shares may be granted either alone, in addition to, or in tandem with other awards granted under the Plan. The Committee shall determine the Participants to whom and the time or times at which grants of Restricted Stock Units and/or Performance Shares will be awarded, the number of shares to be awarded to any Participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture. After the Committee determines  that it will grant  Restricted  Stock Units and/or Performance Shares under the Plan, it shall advise the  Participant in writing,  by means of an Award Agreement,  of the terms, conditions and restrictions related to the award, including the number of Shares  subject to the  Restricted Stock Units and/or Performance Shares.

(b)                                 Restricted Stock Units.

(1)                                  Vesting Date. For each Restricted Stock Unit granted under this Plan, the Committee shall designate a Vesting Date and may prescribe such additional restrictions, terms and conditions applicable to the vesting of such Restricted Stock Units as it may deem appropriate.

(2)                                  Issuance Upon Vesting. On the Vesting Date with respect to each Restricted Stock Unit, and the satisfaction of any other applicable restrictions, terms and conditions, the shares of Common Stock covered by that Restricted Stock Unit shall promptly be issued and delivered to the Participant, in accordance with the terms of the applicable Restricted Stock Units Award Agreement. Such shares of Common Stock shall be issued to the Participant no later than two and one-half (2 1/2) months after the end of the calendar year which includes the Vesting Date.

(3)                                  Issuance of Restricted Stock. The Committee may, in its discretion, decide at the Date of Grant (and the Participant’s Restricted Stock Unit Award Agreement shall so provide) that any shares of Common Stock to be issued to the Participant upon the Vesting Date may be shares of Restricted Stock subject to additional restrictions under Section 7 of this Plan.

(c)                                  Performance Shares. Performance Shares granted to a Participant under this Plan shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions.

(1)                                  Each such award shall specify the number of Performance Shares to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(2)                                  The Performance Period with respect to each Performance Share shall be determined by the Committee on the Date of Grant.

(3)                                  For each Participant’s award, the Committee shall specify the Management Objectives that are to be achieved by the Participant, which may be described in terms of Corporation wide objectives or in terms of objectives that are related to the performance of the individual Participant or the department or function within the Corporation in which the Participant is employed. These Management Objectives shall be selected by the Committee within the first ninety (90) days of the Performance Period.

(4)                                  Each Participant’s award of Performance Shares shall specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant, or the number of shares of Common Stock issued with respect thereto may not exceed maximum specified by the Committee on the Date of Grant.

(5)                                  Each Participant’s award shall specify the time and manner of payment of Performance Awards that have been earned. No payment shall be made, with respect to a Participant’s Performance Awards until (i) the end of the Performance Period and (ii) the Committee has certified in writing that the Management Objectives with respect to such Performance Awards have been met.

(6)                                  Any Award may specify that any such amount may be paid by the Company in the form of shares of Common Stock, or, in the Committee’s discretion, in cash, shares or any combination thereof, and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

(7)                                  Any such shares or cash shall be delivered to the Participant no later than two and one-half (2 1/2) months after the end of the Performance Period.

(d)                                 Forfeiture Provisions. Unless the Committee determines otherwise, the Awards Agreement shall provide that the Restricted Stock  Units or Performance Shares shall be forfeited upon the voluntary or involuntary termination of the  Participant’s  employment with the Company for any reason (including death or Disability).

(e)                                  Other Provisions. The Award Agreement for Restricted Stock Units or Performance Shares granted under this Plan shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the in its sole discretion. In addition, the provisions of such Award Agreements need not be the same with respect to each Participant.

SECTION 9. Tax Offset Bonuses

At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the Participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the Participant, for the purpose of assisting the Participant to pay the resulting taxes, all as determined by the Committee, and on such other terms and conditions as the Committee shall determine.

SECTION 10. Certain Events

Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company, the Committee, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Stock Options are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the Participants); (ii) accelerate any vesting schedule to which any Stock Option, shares of Restricted Stock, Performance Shares or Restricted Stock Units are subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Restricted Stock awards, Performance Shares, Restricted Stock Units and the Stock Options or grant replacement options with appropriate adjustments in the exercise prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Stock Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon exercise of the Stock Options had such exercise occurred in full prior to such transaction; or (iv) cancel Stock Options upon payment to the Participants in cash, with respect to each Stock Option to the extent then exercisable or vested (including, if applicable, any Stock Options or Restricted Stock Awards as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over (in the case of Stock Options) the exercise price of the Stock Option. The Committee may also provide for one or more of the foregoing alternatives in any particular Award Agreement governing a Participant’s Award.

SECTION 11. Code Section 162(m) Provisions

A.                                   Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award consisting of Restricted Stock, Performance Shares or Restricted Stock Units is granted to a Participant that the Participant is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a Covered Employee, then the Committee may provide that the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock, or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more Management Objectives established by the Committee, which shall be based on the attainment of specified levels of or growth in one or any combination of the following: net revenues; dividend yield; dividend payments; maintenance of credit ratings; pre-tax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; total stockholder return; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs; and/or return on invested capital of the Company or any division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely upon the performance of the Company or a division or business unit of the Company, or based upon the performance of the Company relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

B.                                     Adjustments. Notwithstanding any provision of the Plan (other than Section 3), with respect to any Award of Restricted Stock, Performance Shares or Restricted Stock Units that is subject to this Section 11, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or Disability of the Participant.

C.                                     Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 12. Term, Amendment and Termination

The Plan will terminate ten (10) years after the Effective Date of the Plan. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

The Board may amend, alter, or discontinue the Plan, prospectively or retroactively, but no amendment, alteration or discontinuation shall be made which would impair the rights of any Participant under an Award theretofore granted without the Participant’s consent.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall be made which would impair the rights of any Participant thereunder without the Participant’s consent.

SECTION 13. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 14. General Provisions

(a)                                  Shareholders Agreement. Notwithstanding anything in this Plan to the contrary, unless the Committee determines otherwise, it shall be a condition to receiving any Award under the Plan or transferring any Stock Option in accordance with Section 5(e) or any other transfer permitted under the terms of an Award Agreement or otherwise, that a Participant (or transferee in the case of such transfer) shall become a party to the Shareholders Agreement, dated as of January 31, 2000, among the Company and certain shareholders of the Company, as amended from time to time (the “Shareholders Agreement”), and such Participant (or transferee in the case of such transfer) shall become a “Management Shareholder” thereunder (or such transferee shall become a “Permitted Transferee” of a “Management Shareholder” thereunder).

(b)                                 Awards and Certificates. Shares of Restricted Stock and shares of Common Stock issuable upon the exercise of a Stock Option or Stock Appreciation Right or pursuant to a Restricted Stock Unit (together, “Plan Shares”) shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Plan Shares shall be registered in the name of such Participant and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) of the WJ Communications, Inc. 2000 Stock Incentive Plan and a Restricted Stock Agreement and/or a Stock Option Agreement, as the case may be, between the issuer and the registered holder hereof, and a related Shareholders Agreement. Copies of such Plan and Agreements are on file at the offices of WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134.”

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold or otherwise disposed of except pursuant to an effective registration statement under said Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act and laws.”

Such Plan Shares may bear other legends to the extent the Committee or the Board determines it to be necessary or appropriate, including any required by the Shareholders Agreement or pursuant to any applicable Restricted Stock Agreement, Restricted Stock Unit Agreement or Option Agreement. If and when all restrictions expire without a prior forfeiture of the Plan Shares theretofore subject to such restrictions, upon surrender of legended certificates representing such shares, new certificates for such shares shall be delivered to the Participant without the first legend listed above.

The Committee may require that any certificates evidencing Plan Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Plan Shares.

(c)                                  Representations and Warranties. The Committee may require each person purchasing or receiving Plan Shares to (i) represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof and (ii) make any other representations and warranties that the Committee deems appropriate.

(d)                                 Additional Compensation. Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting other or additional compensation arrangements for its employees.

(e)                                  No Right of Employment. Adoption of the Plan or grant of any Award shall not confer upon any employee any right to continued Employment, nor shall it interfere in any way with the right of the Company or any of its Affiliates thereof to terminate the Employment of any employee at any time.

(f)                                    Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(g)                                 Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

(h)                                 Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to the principles of conflicts of law thereof.

(i)                                     Compliance with Laws. If any law or any regulation of any commission or agency having jurisdiction shall require the Company or a Participant seeking to exercise Stock Options or Stock Appreciation Rights to take any action with respect to the Plan Shares to be issued upon the exercise of Stock Options or Stock Appreciation Rights or pursuant to Restricted Stock Units, then the date upon which the Company shall issue or cause to be issued the certificate or certificates for the Plan Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Moreover, in the event that the Company shall determine that, in compliance with the Securities Act or other applicable statutes or regulations, it is necessary to register any of the

Plan Shares with respect to which an exercise of a Stock Option or Stock Appreciation Right has been made, or to qualify any such Plan Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Stock Options or Stock Appreciation Rights may be exercised and no Plan Shares shall be issued to the exercising Participant until the required action has been completed; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Notwithstanding anything to the contrary contained herein, neither the Board nor the members of the Committee owes a fiduciary duty to any Participant in his or her capacity as such.

SECTION 15. Effective Date of Plan

This Amended and Restated 2000 Stock Incentive Plan shall be amended and restated effective as of the date of the 2005 Annual Meeting of the Company’s Shareholders.